UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, the Board of Directors of Tower Bancorp, Inc. (“Tower”) and the Employee Development Committee of the Board of Directors of Tower met and, in accordance with the terms of Tower’s 2011 CEO Incentive Plan, 2011 Presidents’ Incentive Plan and 2011 Executive Incentive Plan (collectively, the “Incentive Plans”) and Section 7.19 of the Agreement and Plan of Merger dated June 20, 2011 between Susquehanna Bancshares, Inc. (“Susquehanna”) and Tower, approved the following cash awards to each of the named executive officers of Tower under the Incentive Plan in which he or she participates:

Name/Position	Award under the Applicable 2011 Cash Incentive Plan[1]
Andrew Samuel, Chairman and Chief Executive Officer	$278,875
Mark Merrill, Executive Vice President and Chief Financial Officer	$86,295
Jeffrey Renninger, President and Chief Operating Officer	$132,710
Janak Amin, Executive Vice President of Tower and President and Chief Executive Officer of Graystone Tower Bank	$132,710
Jane Tompkins, Executive Vice President of Tower and Chief Risk Officer of Graystone Tower Bank	$88,751

[1]

Mr. Samuel participates in the 2011 CEO Incentive Plan, Messrs. Renninger and Amin participate in the 2011 Presidents’ Incentive Plan, and Ms. Tompkins and Mr. Merrill participate in the 2011 Executive Incentive Plan, the specific terms of which were previously disclosed by Tower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date:	January 30, 2012	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
Chairman and Chief Executive Officer

3